Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ  08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

STOCK REPURCHASE PROGRAM

BRIDGEWATER, N.J. — May 9, 2012 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices, today announced that its Board of Directors has authorized a stock repurchase program under which the company may repurchase up to $25 million of its outstanding common stock.  Synchronoss plans to make such purchases at prevailing prices over the next twelve months, subject to applicable rules and regulations of the Securities and Exchange Commission.

“We believe that Synchronoss is well positioned to drive solid revenue growth and profitability for 2012 and beyond.  Our positive outlook is reinforced by today’s announcement of a share repurchase program, which we believe is an attractive use of Synchronoss’ cash to enhance shareholder value,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss.  “We believe our relationship with AT&T remains strong and provides attractive long-term growth potential.  In addition, the increasing diversity of our business is being driven by our expanding strategic customer relationships with Tier One service providers such as Verizon and Vodafone among others.  Across our portfolio of customers and prospects, we are seeing growing interest in our highly differentiated cloud-based mobility services strategy, and we are increasingly leveraging our business model to the long-term growth of connected devices.”

Any purchases under the stock repurchase program may be made, from time to time, in the open market, through block trades or otherwise.  The program does not obligate Synchronoss to acquire any particular amount of common stock and purchases may be commenced or suspended at any time, or from time to time, without prior notice based on market conditions and other factors.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices. The company’s technology platforms ensure a simple and seamless on-demand channel for service providers and their customers. For more information visit us at:

Web: www.synchronoss.com

Blog: http://blog.synchronoss.com

Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Registration Statement on Form S-1 and the form of the prospectus contained therein, as amended and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Contacts:

Investor:  Brian Denyeau   646-277-1251 or Tim Dolan   617-956-6727

investor@synchronoss.com

Media: Stacie Hiras   908-547-1260

stacie.hiras@synchronoss.com

SOURCE: Synchronoss Technologies, Inc.  The Synchronoss logo, Synchronoss, ActivationNow, ConvergenceNow and ConvergenceNow Plus+ are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.